UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2015

Carbylan Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36830	20-0915291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3181 Porter Drive, Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 855-6777

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2015, Carbylan Therapeutics, Inc.’s (the “Company”) amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware and its amended and restated bylaws became effective in connection with the closing of the initial public offering of shares of the Company’s common stock. As described in the Registration Statement on Form S-1 (File No. 333-201278), as amended, the Company’s board of directors and stockholders previously approved the amendment and restatement of these charter documents to be effective in connection with the closing of the Company’s initial public offering.

As amended and restated, the certificate of incorporation and bylaws contain provisions that, among other things:

•	authorize 100,000,000 shares of common stock;

•	delete all references to the various series of preferred stock that were previously authorized and instead create 5,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the Company’s common stock;

•	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•	allow the Company’s board of directors to alter the Company’s bylaws without obtaining stockholder approval;

•	eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•	require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to adopt, amend or repeal certain provisions of the Company’s bylaws and the Company’s amended and restated certificate of incorporation;

•	permit removal of a director from office only for cause and only by the affirmative vote of at least 66 2/3% of the shares entitled to vote at an election of directors;

•	designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or the Company’s stockholders; and

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The foregoing description of the amended and restated certificate of incorporation and bylaws is qualified in its entirety by reference to (1) the amended and restated certificate of incorporation filed as Exhibit 3.1 hereto, and (2) the amended and restated bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

On April 14, 2015, the Company completed its initial public offering of 14,950,000 shares of its common stock at a price to the public of $5.00 per share, which includes the exercise in full by the underwriters of the offering of their option to purchase 1,950,000 shares of the Company’s common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Carbylan Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Carbylan Therapeutics, Inc.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015	Carbylan Therapeutics, Inc.

	By:	/s/ David M. Renzi
David M. Renzi
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Carbylan Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Carbylan Therapeutics, Inc.